Exhibit 99.1

PRESS RELEASE

Contact:

Derek Cole

Vice President, Investor Relations

720.540.5367

dcole@allos.com

Allos Therapeutics Appoints Bruce K. Bennett as Vice President, Manufacturing

Westminster, CO, January 28, 2008 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced the appointment of Bruce K. Bennett as Vice President, Manufacturing.  In this position, Mr. Bennett will lead the Company’s manufacturing functions to support the continued development and potential commercialization of Allos’ product candidates.

“We are delighted to welcome Bruce to Allos,” said Paul L. Berns, President and CEO.  “Bruce’s experience in all aspects of pharmaceutical manufacturing and his demonstrated leadership in the pharmaceutical, biotechnology and life sciences industries will be valuable as we look to advance our product candidates in support of our mission of developing and commercializing promising new therapies for cancer patients.”

Mr. Bennett has over 25 years of manufacturing experience in the pharmaceutical, medical device and biotechnology industries.  Since 2006, Mr. Bennett has served as an independent consultant focused on the development of business operations, technical and supply chain solutions for biotechnology and pharmaceutical companies.  From 2002 to 2006, Mr. Bennett served as Vice President, Manufacturing at La Jolla Pharmaceuticals, where he led a 50 member team in manufacturing, materials management, vendor and commercial development, quality control, validation, engineering, facilities, and environmental health and safety.  Prior to La Jolla, Mr. Bennett served as Vice President, Operations at Provasis Therapeutics from 2000 to 2002, and as Vice President, Operations, RA/QA/QC and Commercial Development at Via Medical Corporation from 1997 to 2000.  From 1987 to 1997, Mr. Bennett served as a senior operations executive of various pharmaceutical, biotechnology and other companies.  Mr. Bennett earned his MBA from Pepperdine University and his B.S. in Industrial Technology from California State University, Long Beach.

“I am very excited to join Allos and lead the Company’s manufacturing activities,” said Mr. Bennett.  “I believe Allos has the product candidates and leadership team to make a potentially significant impact in the development of new therapies for the treatment of cancer.”

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, PDX (pralatrexate), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA process. The Company is also investigating PDX in patients with non-small cell lung cancer and a range of lymphoma sub-types.  The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkins Lymphoma (NHL). For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to Mr. Bennett’s potential impact on the future growth and success of the Company; the potential safety, efficacy and marketability of the Company’s product candidates; and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, that the Company’s product candidates are in various stages of development and may never be fully developed in a manner suitable for commercialization. If the Company is unable to develop, receive approval for, or successfully commercialize any of its product candidates, it will be unable to generate meaningful revenue from product sales and may never become profitable. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

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